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                                                                  EXHIBIT 10.19


                 [INTER-ATLANTIC SECURITIES CORP. LETTERHEAD]

                                                              September 19, 1997



Search Financial Services Inc.
600 North Pearl Street
Suite 2500 L.B. 123
Dallas, Texas 75201-2809

Attention:  James F. Leary
            Vice Chairman - Finance

Gentlemen:

The purpose of this letter is to set forth the terms of the engagement by Search Financial Services Inc. (the "Company") of Inter-Atlantic Securities Corp. ("Inter-Atlantic"). We understand the Company seeks to raise approximately $100 million in additional senior debt in the form of warehousing lines ("Senior Debt") provided by lending institutions ("Lenders").

1. The Company hereby engages Inter-Atlantic to act as its agent for raising Senior Debt from Lenders during the term of Inter-Atlantic's engagement hereunder.

2. The term of this engagement shall extend until December 31, 1997 and may be extended by written mutual agreement of the parties.

3. In undertaking this assignment, Inter-Atlantic will perform the following services:

                 (a) Contact Lenders and provide information on the Company.

                 (b)      Determine level of interest of Lenders.

                 (c) Introduce representatives of the Lenders to officers of the Company.

                 (d)      Assist during negotiations with the Lenders.

4. The Company hereby agrees to pay Inter-Atlantic, as compensation for its services pursuant to raising Senior Debt, the following fee:
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Search Financial Services Inc.
September 19, 1997

                 (a) Agency Fee of 37.5 basis points on the total amount of Senior Debt commitments provided by Lenders contacted by Inter-Atlantic. It is understood by all parties that the Agency Fee will not be payable on Senior Debt provided by Lenders contacted by the Company prior to Inter-Atlantic having contacted them or by Lenders with whom Inter-Atlantic has had no contact.

                 (b) Subsequent Events: If within 12 months of the termination of Inter-Atlantic's engagement hereunder, the Company obtains commitments from Lenders (a) with whom negotiations or discussions had occurred and (b) who had been identified by Inter-Atlantic during the term of Inter-Atlantic's engagement hereunder, then in each such case Inter-Atlantic shall be paid an Agency Fee, in an amount and at the time provided in Section 4(a); provided that no fee shall be payable under this
                          Section 4(b) if Inter-Atlantic has previously been paid an Agency Fee pursuant to Section 4(a) above following the closing of the Senior Debt agreement.

5. In addition to any fees that may be payable to Inter-Atlantic hereunder and regardless of whether any Senior Debt is arranged, the Company hereby agrees from time to time, upon request, to reimburse Inter-Atlantic for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services hereunder.

6. Inter-Atlantic agrees to keep confidential all non-public information which it receives or develops concerning the Company and to disclose that information only with the consent of the Company or as required by law or legal process.

7. The Company agrees that except as required by applicable law, any advice to be provided by Inter-Atlantic under this engagement letter shall not be disclosed publicly or made available to third parties without the prior approval of Inter-Atlantic, which approval shall not be unreasonably withheld.

8. It is understood that the confidentiality, compensation, and indemnification provisions contained in this Agreement shall remain operative and in full force and effect regardless of any termination of the Agreement.
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Search Financial Services Inc.
September 19, 1997



9. The Company agrees to indemnify Inter-Atlantic in accordance with the indemnification letter which is attached hereto as Exhibit A.

10. The Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York.

11. This letter may be terminated on either party's written request with 30 day's notice, subject to the right of Inter-Atlantic to receive any fees due and payable hereunder and receive reimbursement for its reasonable out-of-pocket expenses incurred prior to such termination. Such a fee obligation will not be incurred in the case of Inter-Atlantic's termination for cause, in which case Inter-Atlantic may be terminated immediately and shall only be entitled to receive reimbursement for its reasonable out-of-pocket expenses. No termination, however, shall affect the indemnification and contribution obligations of the Company attached as Exhibit A.

Robert Lichten, Andrew Lerner, and Arnold Welles of Inter-Atlantic will work on this transaction.

Frederick S. Hammer, a Director of the Company, is affiliated with Inter-Atlantic and will not participate in this engagement.

Please confirm the foregoing is in accordance with our understandings and agreements by signing and returning to Inter-Atlantic the duplicate of this letter enclosed herewith.

                                    Very truly yours,

                                    INTER-ATLANTIC SECURITIES CORP.

                                    By:   /s/ ARNOLD WELLES
                                       ----------------------------------
                                       Name:  Arnold Welles
                                       Title: Principal
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Search Financial Services Inc.
September 19, 1997

Accepted and Agreed to:

SEARCH FINANCIAL SERVICES INC.

By:  /s/ JAMES F. LEARY
   -----------------------------
Name:    James F. Leary
TItle:   Vice Chairman, Finance
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Search Financial Services Inc.
September 19, 1997

                                   EXHIBIT A

                                INDEMNIFICATION



Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Inter-Atlantic's role is advisory, the Company agrees to indemnify Inter-Atlantic (including its affiliated entities and its officers, directors, agents, employees and controlling persons) to the full extent lawful against claims, losses and reasonable expenses as incurred (including expense of investigation and preparation and reasonable fees and disbursements of Inter-Atlantic's engagement, and if such indemnification were for any reason not to be available, to contribute to the settlement, loss or expenses involved in the proportion that the Company's interest bears to Inter-Atlantic's interest in the transaction. However, such indemnification and contribution shall not apply to any claim, loss or expense which arises from Inter-Atlantic's bad faith or gross negligence in performing its services hereunder.

The indemnity and contribution provided herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to herewith, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 (a) of the Securities Exchange Act of 1934, as amended) any party hereto or any other person entitled to indemnification or contribution, or (iii) any termination or the completion or expiration of this agreement or Inter-Atlantic's engagement as the Company's financial advisor and
(iv) whether or not Inter-Atlantic shall, or shall be called upon to, render any formal or informal advise in the course of such engagement.

                                   Very truly yours,

                                   INTER-ATLANTIC SECURITIES  CORP.

                                   By:   /s/ ARNOLD WELLES
                                      ----------------------------------
                                      Name:  Arnold Welles
                                      Title: Principal


                                   Accepted and Agreed to:

                                   SEARCH FINANCIAL SERVICES INC.

                                   By:   /s/ JAMES F. LEARY
                                      ----------------------------------
                                      Name:  James F. Leary
                                      Title: Vice Chairman, Finance